UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2025

Beam Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39208	81-5238376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Main Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 327-8775

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2025, Beam Therapeutics Inc. (the “Company”) entered into an Agreement and Plan of Merger pursuant to which it acquired an early-stage life sciences company (the “Agreement”). As consideration for the acquisition, the Company agreed to issue to the shareholders of the company (i) 403,128 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as an upfront payment (the “Upfront Shares”) and (ii) up to an aggregate of $89,000,000 in potential additional payments upon the achievement of certain development, clinical and commercial milestones, which milestone payments may be made in cash or in shares of Common Stock (the “Milestone Shares”) in the Company’s sole discretion. Based on the closing price of the Common Stock of $17.01 per share on June 30, 2025, the maximum number of Milestone Shares issuable pursuant to the Agreement is 5,232,216 shares; however, the exact number of Milestone Shares cannot be determined at this time, and the Company intends to file an amendment to this Form 8-K to disclose the exact number of Milestone Shares issued, if any. The issuance of the Upfront Shares and any Milestone Shares that the Company elects to issue in satisfaction of milestone payments will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Based in part upon the representations of the shareholders of the company in the Agreement, the Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof for a transaction by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beam Therapeutics Inc.

Date:	July 3, 2025	By:	/s/ John Evans
John Evans, Chief Executive Officer